Exhibit 4.17

INITIAL ESCROW RELEASE DATE SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 30, 2015, among SAFEWAY INC., a Delaware corporation (“Safeway”), ALBERTSON’S HOLDINGS LLC (or its successor), a Delaware limited liability company (the “Company”), each of the other parties that are signatories hereto as Guarantors (collectively, the “Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent under the Indenture referred to below (the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS the Company and Saturn Acquisition Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with the Company, the “Issuers”), have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 23, 2014, providing for the issuance of 7.750% Senior Secured Notes due 2022 (the “Securities”) by the Issuers, initially in the aggregate principal amount of $1,145,000,000;

WHEREAS, substantially concurrently with the closing of the Safeway Acquisition, Merger Sub was merged with and into Safeway, with Safeway surviving such merger as a Wholly Owned Subsidiary of the Company;

WHEREAS, each of the Guarantors is a direct or indirect Wholly Owned Subsidiary of the Company;

WHEREAS Section 4.11 of the Indenture provides that upon the Initial Escrow Release Date, the Issuers are required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which (i) Safeway shall unconditionally assume Merger Sub’s Obligations under the Securities and the Indenture and (ii) the Guarantors shall unconditionally guarantee, on a joint and several basis, all of the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Safeway, the Guarantors, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. Safeway hereby agrees to unconditionally assume Merger Sub’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all of the obligations and agreements of Merger Sub under the Indenture. For the avoidance of doubt, from the date hereof, the “Issuers” shall refer to the Company and Safeway (together with any of their permitted successors and assigns).

3. Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally, to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Notices. All notices or other communications to the Guarantors shall be given as provided in Section 13.02 of the Indenture.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALBERTSON’S HOLDINGS LLC

By:	/s/ Paul Rowan
	Name:	Paul Rowan
	Title:	Executive Vice President, General Counsel & Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

ALBERTSON’S LLC

By:	/s/ Susan McMillan
	Name:	Susan McMillan
	Title:	Group Vice President, Assistant General
Counsel & Assistant Secretary

SPIRIT ACQUISITION HOLDINGS LLC

By:	/s/ Susan McMillian
	Name:	Susan McMillan
	Title:	Group Vice President, Legal

UNITED SUPERMARKETS, L.L.C.

By:	/s/ Susan McMillan
	Name:	Susan McMillan
	Title:	Group Vice President, Legal

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

GOOD SPIRITS LLC
FRESH HOLDINGS LLC
AMERICAN FOOD AND DRUG LLC
EXTREME LLC
NEWCO INVESTMENTS, LLC
NID INVESTMENT PARTNERS, LP
AMERICAN STORES PROPERTIES LLC
JEWEL OSCO SOUTHWEST LLC
SUNRICH MERCANTILE LLC
ABS REAL ESTATE HOLDINGS LLC
ABS REAL ESTATE INVESTOR HOLDINGS LLC
ABS REAL ESTATE CORP.
ABS REAL ESTATE OWNER HOLDINGS LLC
ABS MEZZANINE I LLC
ABS TX INVESTOR GP LLC
ABS FLA INVESTOR LLC
ABS TX INVESTOR LP
ABS SW INVESTOR LLC
ABS RM INVESTOR LLC
ABS DFW INVESTOR LLC
ASP SW INVESTOR LLC
ABS TX LEASE INVESTOR GP LLC
ABS FLA LEASE INVESTOR LLC
ABS TX LEASE INVESTOR LP
ABS SW LEASE INVESTOR LLC
ABS RM LEASE INVESTOR LLC
ASP SW LEASE INVESTOR LLC
AFDI NOCAL LEASE INVESTOR LLC
ABS NOCAL LEASE INVESTOR LLC
ASR TX INVESTOR GP LLC
ASR TX INVESTOR LP
ABS REALTY INVESTOR LLC
ASR LEASE INVESTOR LLC

By:	/s/ Susan McMillan
Name:	Susan McMillan
Title:	Group Vice President, Assistant General Counsel & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

ABS REALTY LEASE INVESTOR LLC
ABS MEZZANINE II LLC
ABS TX OWNER GP LLC
ABS FLA OWNER LLC
ABS TX OWNER LP
ABS TX LEASE OWNER GP LLC
ABS TX LEASE OWNER LP
ABS SW OWNER LLC
ABS SW LEASE OWNER LLC
LUCKY (DEL) LEASE OWNER LLC
SHORTCO OWNER LLC
ABS NOCAL LEASE OWNER LLC
LSP LEASE LLC
ABS RM OWNER LLC
ABS RM LEASE OWNER LLC
ABS DFW OWNER LLC
ASP SW OWNER LLC
ASP SW LEASE OWNER LLC
NHI TX OWNER GP LLC
EXT OWNER LLC
NHI TX OWNER LP
SUNRICH OWNER LLC
NHI TX LEASE OWNER GP LLC
ASR OWNER LLC
EXT LEASE OWNER LLC
NHI TX LEASE OWNER LP
ASR TX LEASE OWNER GP LLC
ASR TX LEASE OWNER LP
ABS MEZZANINE III LLC
ABS CA-O LLC
ABS CA-GL LLC
ABS ID-O LLC
ABS ID-GL LLC
ABS MT-O LLC
ABS MT-GL LLC
ABS NV-O LLC
ABS NV-GL

By:	/s/ Susan McMillan
Name:	Susan McMillan
Title:	Group Vice President, Assistant General Counsel & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

ABS OR-O LLC
ABS OR-GL LLC
ABS UT-O LLC
ABS UT-GL LLC
ABS WA-O LLC
ABS WA-GL LLC
ABS WY-O LLC
ABS WY-GL LLC
ABS CA-O DCl LLC
ABS CA-O DC2 LLC
ABS ID-O DC LLC
ABS OR-O DC LLC
ABS UT-O DC LLC
ABS DFW LEASE/OWNER LLC

By:	/s/ Susan McMillan
	Name:	Susan McMillan
	Title:	Group Vice President, Assistant General Counsel & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

USM MANUFACTURING L.L.C.
LLANO LOGISTICS, INC.

By:	/s/ Bob Butler
	Name:	Bob Butler
	Title:	Vice President, Operations

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

Effective upon the consummation of the merger of Saturn Acquisition Merger Sub, Inc. with and into Safeway Inc.

SAFEWAY INC.

By:	/s/ Robert Gordon
	Name:	Robert Gordon
	Title:	Vice President & Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

SAFEWAY NEW CANADA, INC.
SAFEWAY CORPORATE, INC.
SAFEWAY STORES 67, INC.
SAFEWAY DALLAS, INC.
SAFEWAY STORES 78, INC.
SAFEWAY STORES 79, INC.
SAFEWAY STORES 80, INC.
SAFEWAY STORES 85, INC.
SAFEWAY STORES 86, INC.
SAFEWAY STORES 87, INC.
SAFEWAY STORES 88, INC.
SAFEWAY STORES 89, INC.
SAFEWAY STORES 90, INC.
SAFEWAY STORES 91, INC.
SAFEWAY STORES 92, INC.
SAFEWAY STORES 96, INC.
SAFEWAY STORES 97, INC.
SAFEWAY STORES 98, INC.
SAFEWAY DENVER, INC.
SAFEWAY STORES 44, INC.
SAFEWAY STORES 45, INC.
SAFEWAY STORES 46, INC.
SAFEWAY STORES 47, INC.
SAFEWAY STORES 48, INC.
SAFEWAY STORES 49, INC.
SAFEWAY STORES 58, INC.
SAFEWAY SOUTHERN CALIFORNIA, INC.
SAFEWAY STORES 28, INC.
SAFEWAY STORES 42, INC.
SAFEWAY STORES 99, INC.
SAFEWAY STORES 71, INC.
SAFEWAY STORES 72, INC.
SSI – AK HOLDINGS, INC.
DOMINICK’S SUPERMARKETS, LLC
DOMINICK’S FINER FOODS, LLC
RANDALL’S FOOD MARKETS, INC.
SAFEWAY GIFT CARDS, LLC
SAFEWAY HOLDINGS I, LLC
GROCERYWORKS.COM, LLC

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

GROCERYWORKS.COM OPERATING COMPANY, LLC
THE VONS COMPANIES, INC.
STRATEGIC GLOBAL SOURCING, LLC
GFM HOLDINGS LLC
RANDALL’S HOLDINGS, INC.
SAFEWAY AUSTRALIA HOLDINGS, INC.
SAFEWAY CANADA HOLDINGS, INC.
AVIA PARTNERS, INC.
SAFEWAY PHILTECH HOLDINGS, INC.
CONSOLIDATED PROCUREMENT SERVICES, INC.
CARR-GOTTSTEIN FOODS CO.
SAFEWAY HEALTH INC.
LUCERNE FOODS, INC.
EATING RIGHT LLC
LUCERNE DAIRY PRODUCTS LLC
LUCERNE NORTH AMERICA LLC
O ORGANICS LLC
DIVARIO VENTURES LLC

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

CAYAM ENERGY, LLC
GFM HOLDINGS I, INC.

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Assistant Vice President & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

GENUARDI’S FAMILY MARKETS LP

By: GFM HOLDINGS LLC, its general partner

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Vice President & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

RANDALL’S FOOD & DRUGS LP

By: RANDALL’S FOOD MARKETS, INC., its general partner

By:	/s/ Laura A. Donald
	Name:	Laura A. Donald
	Title:	Vice President & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

RANDALL’S MANAGEMENT COMPANY, INC.
RANDALL’S BEVERAGE COMPANY, INC.

By:	/s/ Steve Hanson
	Name:	Steven Hanson
	Title:	Vice President & Assistant Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

RANDALL’S INVESTMENTS, INC.

By:	/s/ Elizabeth A. Harris
	Name:	Elizabeth A. Harris
	Title:	Vice President & Secretary

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE AND NOTES COLLATERAL AGENT

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Banking Officer

[Saturn – Signature Page to Initial Escrow Release Supplemental Indenture]